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                             THE GLENMEDE FUND, INC.
                                One South Street
                            Baltimore, Maryland 21202



                                                          _______________, 1997


Armata Financial Corp.
One South Street
Baltimore, Maryland 21202


Gentlemen:

                  This letter confirms our agreement that The Glenmede Fund, Inc.'s Global Equity Portfolio is covered by the Distribution Agreement dated July 1, 1995 by and between The Glenmede Fund, Inc. and Armata Financial Corp.

                  If the foregoing is in accordance with your understanding, kindly indicate by signing below whereupon The Glenmede Fund, Inc. and Armata Financial Corp. shall be legally bound hereby.


                                                     Very truly yours,


                                                     The Glenmede Fund, Inc.

                                                     by: ____________________
                                                         its


Accepted and Agreed to
 on __________, 1997:



Armata Financial Corp.

by: ____________________
    its